                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)       August 20, 1998




                               PP&L Resources, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)




         PENNSYLVANIA                   1-11459            23-2758192
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)




      TWO NORTH NINTH STREET, ALLENTOWN, PA.               18101-1179
___________________________________________________________________________
     (Address of principal executive offices)              (Zip Code)




Registrant's telephone number, including area code 610-774-5151




___________________________________________________________________________
      (Former name or former address, if changed since last report.)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

	(c)  Exhibits

	     (12)  Computation of Ratio of Earnings to Fixed
                Charges

                                                                         Exhibit 12

                          PP&L RESOURCES, INC. AND SUBSIDIARIES
                    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (Millions of Dollars)

                                             12 Months
                                              Ended
                                             June 30,
                                             1998(a) 1997   1996   1995   1994   1993
Fixed charges, as defined:
  Interest on long-term debt ..........        $195   $196   $207   $213   $214   $226
  Interest on short-term debt
     and other interest ...............          28     25     17     18     18     13
  Amortization of debt discount, expense
    and premium - net..................           2      2      2      2      2      2
  Interest on capital lease obligations
      Charged to expense ..............           8      9     13     15     12      9
      Capitalized .....................           2      2      2      2      1      1
  Estimated interest component of
    operating rentals .................          18     15      8      8      6      5
  Proportionate share of fixed charges
    of 50-percent-or-less-owned
    persons ...........................           1      1      1      1      1      1

          Total fixed charges .........        $254   $250   $250   $259   $254   $257

Earnings, as defined:
  Net income ..........................        $269   $296   $329   $323   $216   $314
  Preferred and Preference Stock
    Dividend Requirements..............          26     24     28     28     28     34
  Less undistributed income of less
    than 50-percent-owned persons .....          -      -      -      -      -      -
                                                295    320    357    351    244    348

Add (Deduct):
  Federal income taxes ................         162    169    189    195    198    163
  State income taxes ..................          52     59     64     62     77     64
  Deferred income taxes ...............          23     29     10     15    (45)    22
  Investment tax credit - net .........         (10)   (10)   (10)   (10)   (12)   (14)
  Income taxes on other income and
    deductions - net ..................          -      (9)    -      24    (38)    (1)
  Amortization of capitalized
    interest on capital leases ........           2      2      4      5      9     12
  Total fixed charges as above
    (excluding capitalized interest
    on capital lease obligations) .....         252    248    248    257    253    256

          Total earnings ..............        $776   $808   $862   $899   $686   $850

Ratio of earnings to fixed
  charges .............................        3.06   3.23   3.45   3.47   2.70   3.31

(a) Excluding extraordinary items.

                           SIGNATURE


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           PP&L RESOURCES, INC.



                           By: ________/s/John R. Biggar_______
                                Senior Vice President-Financial


Date:  August 20, 1998